Exhibit 10.2

AXCELIS TECHNOLOGIES, INC.
2012 EQUITY INCENTIVE PLAN

As approved by the Shareholders on May 2, 2012, May 14, 2013, and May 13, 2014, and as further amended by the Board of Directors on November 13, 2014

1.                                      Purpose.

The purpose of the Axcelis Technologies, Inc. 2012 Equity Incentive Plan (the “Plan”) is to attract and retain persons who are expected to make important contributions to the Company and its Affiliates, to provide an incentive for them to achieve the Company’s goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company’s Common Stock.  Certain capitalized terms used herein are defined in Section 7 below.

2.                                      Administration.

The Plan shall be administered by the Committee; provided, that the Board may in any instance perform any of the functions of the Committee hereunder.  The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions hereof in its discretion.  The Committee’s determinations hereunder shall be final and binding.  The Committee may, subject to applicable law, delegate to one or more Executive Officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations hereunder with respect thereto, provided that the Committee shall fix the maximum number of shares that may be subject to such Awards.

3.                                      Eligibility.

All directors and all employees and consultants of the Company or any Affiliate capable of contributing to the successful performance of the Company, other than any person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

4.                                      Stock Available for Awards.

(a)                                 Amount.  Subject to adjustment under subsection 4(b), up to an aggregate of 8,550,000 shares of Common Stock may be issued pursuant to Awards, including Incentive Stock Options, under the Plan.  For the purposes of counting shares hereunder:

i.                  The number of shares issued as, or upon settlement of, any Award other than an Option or Stock Appreciation Right shall be multiplied by 1.5;

ii.               Outstanding shares tendered by the Participant to pay for the exercise of an Option or Stock Appreciation Right, shares repurchased in the open market by the Company, and shares that are withheld by the Company to satisfy the exercise or tax withholding obligation upon exercise or vesting of an Award may not be netted out against shares of Common Stock issued pursuant to Awards hereunder;

iii.            Shares subject to any Award granted under this Plan that are not issued because the Award expires, is terminated unexercised or is forfeited, in whole or in part, may be subject to new Awards without being deemed to exceed such maximum amount;

iv.           Shares that are not issued under an award that is outstanding under the 2000 Stock Plan as of May 2, 2012 because such award expires, is terminated unexercised or is forfeited may be subject to new Awards under this Plan (other than Incentive Stock Options), without being deemed to exceed such maximum amount; and

v.              Shares issued under this Plan as a result of the assumption or substitution of outstanding grants from an acquired company shall not be deemed to exceed such maximum amount.

Shares issued under the Plan may consist of authorized but unissued shares or treasury shares

(b)                                 Adjustments.  Upon any equity restructuring, whether a stock dividend, recapitalization, split-up or combination of shares, or otherwise, the number of shares in respect of which Awards may be made under the Plan, the number of shares subject to outstanding Awards, the exercise, purchase or conversion price with respect to any Award, and the limit on individual grants in subsection 5(c) shall be proportionately adjusted, provided that the number of shares subject to any Award shall always be a whole number.  In the event the Committee determines that any other reorganization, recapitalization, merger, spin-off or other corporate transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, the Committee shall equitably adjust any or all of the number and kind of shares in respect of which Awards may be made under the Plan, the number and kind of shares subject to outstanding Awards, the exercise, purchase or conversion price with respect to any Award, and the limit on individual grants in subsection 5(c), provided that the number of shares subject to any Award shall always be a whole number.  If considered appropriate, the Committee may make provision for a cash payment with respect to all or part of an outstanding Award instead of or in addition to any such adjustment.  Any adjustment made pursuant to this subsection shall be subject, in the case of Incentive Stock Options, to any limitation required under the Code.

5.                                      Awards under the Plan.

(a)                                 Types of Awards.  The Committee may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Equivalents, and Awards of shares of Common Stock that are not subject to restrictions or forfeiture.  The effectiveness of any such grant may be conditioned on the passage of time, the achievement of any Performance Goals, or the happening of any other event.

(b)                                 Terms and Conditions of Awards.

(i)                                     Participants; Terms.  The Committee shall select the Participants to receive Awards and determine the terms and conditions of each Award.  Without limiting the foregoing but subject to the other provisions of the Plan and applicable law, the Committee shall determine (A) the number of shares of Common Stock subject to each Award or the manner in which such number shall be determined, (B) the price, if any, a Participant shall pay to receive or exercise an Award or the manner in which such price shall be determined, (C) the time or times when an Award may vest or be exercised, settled, or transferred, (D) any Performance Goals, restrictions or other conditions to vesting, exercise, settlement, or transferability of an Award, (E) whether an Award may be settled in the form of cash, Common Stock or other securities of the Company, Awards or other property, and the manner of calculating the amount or value thereof, (F) the duration of any Restricted Period or any other circumstances in which an Award may be forfeited to the Company, (G) the effect on an Award of the disability, death, retirement or other termination of employment or other service of a Participant, and (H) the extent to which, and the period during which, the Participant or the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.  Except as otherwise provided hereby or in a particular Award, any determination or action with respect to an Award may be made or taken by the Committee at the time of grant or at any time thereafter.

(ii)                                  Options and Stock Appreciation Rights.  Incentive Stock Options may only be granted to persons eligible to receive such Options under the Code.  The exercise price for any Option or Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided that Options granted in substitution for options granted by a former employer to persons who become eligible to receive Awards hereunder as a result of a transaction described in Section 424(a) of the Code may, consistent with such Section, have a lower exercise price.  No Option or Stock Appreciation Right shall have a term longer than seven (7) years.  No Incentive Stock Option may be granted more than ten years after the Effective Date.  The Committee shall determine the manner of calculating the excess in value of the shares of Common Stock over the exercise price of a Stock Appreciation Right.

(iii)                               Restricted Stock and Restricted Stock Units.  Shares of Restricted Stock and shares subject to Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the applicable Restricted Period.  Restricted Stock Units may be settled in shares of Common Stock or cash as determined by the Committee.

(iv)                              Minimum Vesting Requirements.  Notwithstanding Sections 5(b)(i) or Section 6(e), with respect to Awards to Executive Officers:

(A)                               vesting, settlement, or lapse of forfeiture restrictions that is solely based on continued employment, service or the passage of time shall occur (A) with respect to no more than one-third of the shares subject to such Award per year and (B) over not less than four years from the date of grant with respect to the full number of shares subject to such Award; and

(B)                               vesting, settlement, or lapse of forfeiture restrictions that is based on the achievement of Performance Goals shall occur based on a Performance Period of at least one year;

provided that the foregoing limitations shall not (1) apply to vesting, settlement, or lapse of forfeiture restrictions in connection with the termination of employment or other service of a Participant by the Company or due to the Participant’s disability, death or retirement nor  (2) preclude the Committee from (x) exercising its discretion to accelerate the vesting of any Award upon a Transaction as contemplated by Section 5(b)(viii), (y) establishing a shorter vesting schedule for consultants or newly-hired employees, or (z) establishing a shorter schedule for vesting, settlement, or lapse of forfeiture restrictions on Awards that are granted in exchange for or in lieu of the right to receive the payment of an equivalent amount of salary, bonus or other compensation.

(v)                                 Payment of Exercise Price.  The Committee shall determine the form of consideration and manner of payment of the exercise price, if any, of any Award.  Without limiting the foregoing, the Committee may, subject to applicable law, permit such payment to be made in whole or in part in cash or by surrender of shares of Common Stock (which may be shares retained from the respective Award or any other Award) valued at their Fair Market Value on the date of surrender, or such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine.  The Company may accept, in lieu of actual delivery of stock certificates, an attestation by the Participant in form acceptable to the Committee that he or she owns of record the shares to be tendered free and clear of claims and other encumbrances.

(vi)                              Dividends.  In the discretion of the Committee, any Award may provide the Participant with dividends or dividend equivalents payable (in cash, in shares of Common Stock, or in the form of Awards under the Plan) currently or deferred and with or without interest ; provided that any dividend paid or issued with respect to any portion of an Award of Restricted Stock and any dividend equivalent paid or issued with respect to any portion of any other Award shall be subject to the same restrictions (including risk of forfeiture) as such Restricted Stock or other Award, respectively, until the end of the respective Restricted Period or such portion has otherwise vested.

(vii)                           Termination and Forfeiture.  The terms of any Award may include such continuing provisions for termination of the Award and/or forfeiture or recapture of any shares, cash or other property previously issued pursuant thereto relating to competition or other activity or circumstances detrimental to the Company as the Committee may determine to be in the Company’s best interests.  Without limiting the foregoing, the terms of any Award shall be subject to, and shall be deemed automatically amended to incorporate, any “clawback,” “recapture,” or similar policy adopted by the Company and in effect before or after the grant of such Award.

(viii)                        Certain Extraordinary Transactions.  The Committee may in its discretion provide, at the time of grant or at any time thereafter, that in the case of any recapitalization, stock acquisition, merger, consolidation or other form of corporate transaction in which a company other than the Company is the surviving, continuing, successor or purchasing entity (a “Transaction”), the surviving, continuing, successor or purchasing entity or a parent or subsidiary of such entity may, without the consent of the Participant, assume the Company’s rights and obligations under any Award or portion thereof outstanding immediately before the Transaction or substitute for any such outstanding Award or portion thereof a substantially equivalent award with respect to such entity’s own stock or other property or cash, in either case with equitable adjustments in the number and type of shares or other assets subject to the Awards and the exercise, purchase or conversion price with respect to any Award, in light of the consideration received by the Company’s stockholders in the Transaction.  Any such Award that is not so assumed or substituted for shall terminate upon the consummation of such Transaction on such terms, if any, as the Committee shall provide.  Notwithstanding the foregoing, if the stockholders of the Company receive consideration that is all or predominantly cash in exchange for their shares of common Stock in a Transaction, then, in order to preserve the Participants’ rights under outstanding Awards, the Committee shall, without the need for consent of any Participant, either (A) cause any unexercisable or unvested portion of an Award outstanding immediately before the Transaction to become fully exercisable and vested prior to such Transaction (but effective only on consummation of the Transaction), and any Options and Stock Appreciation Rights that have not been exercised as of the consummation of the Transaction shall thereupon terminate or (B) provide for payment to the Participant of cash, stock of another entity party to the Transaction, or other property with a Fair Market Value equal to the amount, if any, that would have been received upon the vesting, exercise, settlement, or transferability of the Award had any unexercisable or unvested portion of the Award become fully exercisable and vested and the Award been exercised or paid in connection with the Transaction, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award, whereupon the Award shall terminate.  If any portion of such consideration may be received by Company’s stockholders in the Transaction on a contingent or delayed basis, the Committee may, in its sole discretion, determine such Fair Market Value per share as of the time of the Transaction on the basis of the Committee’s good faith estimate of the present value of the probable amount of future payment of such consideration.

In the event of a recapitalization, stock acquisition, merger, consolidation or other form of corporate transaction in which the Company is the surviving, continuing, successor or purchasing entity, the Committee may make equitable adjustments to outstanding Awards pursuant to Section 4(b).

(ix)                              Documentation.  Each Award under the Plan shall be evidenced by documentation in the form prescribed from time to time by the Committee and delivered to or executed and delivered by the Participant specifying the terms and conditions of the Award and containing such other terms and conditions not inconsistent with the provisions hereof as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable law and accounting principles.  Any such documentation may be maintained solely in electronic format.

(x)                                 In General.  Any Award may be made alone, in addition to, or in relation to any other Award.  The terms of Awards of each type need not be identical, and the Committee need not treat Participants uniformly.  No Award shall be transferable except upon such terms and conditions and to such extent as the Committee determines, provided that no Award shall be transferable for value and Incentive Stock Options may be transferable only to the extent permitted by the Code.  No Award to any Participant subject to United States income taxation shall provide for the deferral of compensation that does not comply with Section 409A of the Code.  The achievement or satisfaction of any Performance Goals, restrictions or other conditions to vesting, exercise, settlement, or transferability of an Award shall be determined by the Committee.

(c)                                  Limit on Individual Grants.  The maximum number of shares of Common Stock subject to Options, Stock Appreciation Rights and other Awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code that may be granted to a Participant in any fiscal year may not exceed 1,250,000 shares, subject to adjustment under subsection 4(b).  In the case of any performance-based Awards settled in cash, no more than $1,000,000 may be paid to any Participant with respect to any one year of a Performance Period.

6.                                      General Provisions.

(a)                                 Tax Withholding.  A Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant under the Plan or otherwise.  In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of retention or delivery.

(b)                                 Legal Compliance.  The Company shall not be required to issue any shares of Common Stock or take any other action pursuant to the Plan unless the Company is satisfied that all requirements of law, or of any stock exchange on which the Common Stock is then listed, in connection therewith have been or will be complied with, and the Committee may impose any restrictions on the rights of Participants hereunder as it shall deem necessary or advisable to comply with any such requirements.

(c)                                  Foreign Nationals.  Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified herein as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

(d)                                 Awards Not Includable for Benefit Purposes.  Awards and other payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Affiliates, except as may be provided under the terms of such plans or determined by the Board.

(e)                                  Amendment, Exchange and Repurchase of Awards.

(i)                                     Subject to clauses (ii) and (iii) below, the Committee may amend, modify or terminate any outstanding Award, including without limitation changing the dates of vesting, exercise or settlement, causing the Award to be assumed by another entity, and substituting therefor another Award of the same or a different type, provided that the Participant’s consent to such action shall be required unless the terms of this Plan or the Award permit such action, the Committee determines that such action is required by law or stock exchange rule, or the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(ii)                                  Notwithstanding the attainment of Performance Goals in the case of any Award intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the Committee may reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant.

(iii)                               The foregoing notwithstanding, without further approval of the stockholders of the Company, (A) the Committee shall not authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price, (B) no Option or Stock Appreciation Right shall be canceled and replaced with an Award exercisable for Common Stock at a lower exercise price and (C) no Award shall be canceled in exchange for a cash payment from the Company to the Award owner, except under the limited circumstances described above in Section 5(b)(viii) relating to Transactions.

7.                                      Certain Definitions.  As used in this Plan:

“Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.

“Award” means any award of shares of Common Stock or right with respect to shares described in Section 5(a).

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Committee” means one or more committees appointed by the Board to administer the Plan or a specified portion thereof.  Each such committee shall be comprised of not less than two members of the Board who shall meet such criteria as the Board may specify from time to time.

“Common Stock” means the Common Stock, $0.001 par value, of the Company.

“Company” means Axcelis Technologies, Inc., a Delaware corporation.

“Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

“Date of Grant” means the date on which all requirements under applicable law and the Company’s certificate of incorporation and bylaws for the effective grant of an Award have been satisfied.

“Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death.  In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s legal representative.

“Effective Date,” from time to time, means the most recent date that the Plan was adopted or, if earlier, that it was approved by the stockholders (including approval of the Plan as amended), as such terms are used in the regulations under Section 422 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

“Executive Officer” has the meaning given in Rule 3b-7 under the Exchange Act, or any successor provision.

“Fair Market Value” with respect to the Common Stock or other property means the fair market value thereof determined by such methods as shall be established by the Committee from time to time. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of the Common Stock as of any date shall mean (a) if the Common Stock is then listed or admitted to trading on a national securities exchange, (i) the last reported sale price on such date on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, (ii) if no such reported sale took place on such date, the average of the closing bid and asked prices on such exchange on such date, or (iii) if neither (i) nor (ii) applies, the last reported sale price on the next preceding date on which trading took place, or (b) if the Common Stock is then traded in the over-the-counter market, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal or other appropriate publication selected by the Committee, for the over-the-counter market.

“Incentive Stock Option” means an Option complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder.

“Option” means a right to purchase shares of Common Stock and may be an Incentive Stock Option if specified by the Committee.

“Participant” means a person selected by the Committee to receive an Award under the Plan.

“Performance Goals” means, in the case of Awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, one or more objective performance goals established by the Committee, based on one or more of  the following criteria: revenue; revenue growth; sales; expenses; margins; net income; earnings or earnings per share; cash flow; stock price; shareholder return; return on investment; return on invested capital, assets, or equity; profit before or after tax; operating profit; operating margin; return on research and development investment; market capitalization; quality improvements; market share; cycle time reductions; customer satisfaction measures; strategic positioning or marketing programs; market penetration or expansion; business / information systems improvements; expense management; infrastructure support programs; human resource programs; customer programs; technology development programs; goals relating to acquisitions or divestitures, or any combination of the foregoing, including without limitation goals based on any of such measures relative to peer groups or market indices, and may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

“Performance Period” means any period of service of at least one year designated by the Committee as applicable to an Award intended to satisfy the requirements for “performance-based compensation.”

“Reporting Person” means a person subject to Section 16 of the Exchange Act.

“Restricted Period” means any period during which an Award or any part thereof may be forfeited to the Company.

“Restricted Stock” means shares of Common Stock that are subject to forfeiture to the Company.

“Restricted Stock Unit” means the right, subject to forfeiture, to receive the value of a share of Common Stock in the future, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and is an unfunded and unsecured obligation of the Company.

“Stock Appreciation Right” means the right to receive any excess in value of shares of Common Stock over the exercise price of such right.

“Stock Equivalent” means the right to receive payment from the Company based in whole or in part on the value of the Common Stock, payable in the form of cash, Common Stock or other securities of the Company, Awards or other property, and may include without limitation phantom stock, performance units, and Stock Appreciation Rights.

“Termination of employment or other service of a Participant” means the voluntary or involuntary termination of a Participant’s employment with the Company or an Affiliate for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Affiliates.  Whether entering military or other government service shall constitute “termination of employment or other service,” or whether a “termination of employment or other service” shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion before or after the grant of the respective Award.  In the case of a member of the Board or consultant who is not an employee of the Company or an Affiliate, “termination of employment or other service” shall mean the voluntary or involuntary termination of Board service or the consulting relationship, as the case may be, for any reason.

“Transferable for value” means a transfer on terms that would prevent the Company from relying on Securities and Exchange Commission Form S-8 (or any successor form) with respect to the issuance of the Common Stock underlying the respective Award.

8.                                      Miscellaneous.

(a)                                 No Rights with Respect to Service.  No person shall have any claim or right hereunder to be granted an Award.  Neither the adoption, maintenance, or operation of the Plan nor any Award hereunder shall confer upon any person any right with respect to the continuance of his or her employment by or other service with the Company or any Affiliate nor shall they interfere with the rights of the Company or any Affiliate to terminate or otherwise change the terms of such service at any time, including, without limitation, the right to promote, demote or otherwise re-assign any person from one position to another within the Company or any Affiliate.  Unless the Committee otherwise provides in any case, the service of a Participant with an Affiliate shall be deemed to terminate for purposes of the Plan when such Affiliate ceases to be an Affiliate of the Company.

(b)                                 No Rights as Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof.  A Participant to whom Common Stock is awarded will be considered the holder of such Common Stock at the time of the Award, except as otherwise provided in the applicable Award.

(c)                                  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable to comply with any tax or regulatory requirement.